UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 15, 2020
RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-37745	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant's telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	RNWK	The NASDAQ Stock Market
Preferred Share Purchase Rights	RNWK	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

RealNetworks announced on March 25, 2020 that Judd Lee was hired as a Senior Vice President and would become Chief Financial Officer during the second quarter, replacing Interim Chief Financial Officer Michael Ensing. The company has determined that the effective date of the transition will be April 20, 2020.

Board Committee Leadership Changes

Effective April 17, 2020, the Board of Directors named Erik Prusch as Chair of the Audit Committee and Bruce Jaffe as Chair of the Compensation Committee. Other committee appointments were made resulting in the following composition as of April 17, 2020:

Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee

Erik Prusch, Chair	Bruce Jaffe, Chair	Dawn Lepore, Chair
Christopher Jones	Dawn Lepore	Bruce Jaffe
Michael Slade
Tim Wan

Director Departure

On April 15, 2020, Janice Roberts provided notice of her resignation as a director of RealNetworks, Inc., effective on April 17, 2020. Having served on the RealNetworks Board of Directors for nearly ten years, Ms. Roberts completed three full three-year terms during her tenure. Her decision to leave the Board was not due to any disagreement with the company on any matter relating to RealNetworks’ operations, policies or practices.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Corporate Secretary
Dated: April 17, 2020